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Exhibit 10.11

SERVICES AGREEMENT

THIS AGREEMENT made as of the 1st day of July, 2005 ("Effective Date").

BETWEEN:

HOSTOPIA.COM INC., a corporation incorporated under the laws of the State of Delaware
(hereinafter called "Hostopia")

– and –

GEEKSFORLESS INC., a corporation incorporated under the laws of Ontario
(hereinafter called "GFL")

WHEREAS Hostopia is in the business of providing wholesale web hosting, domain and email services;

AND WHEREAS GFL contracts with Ukrainian-based computer programmers and provides computer programming and other technical services;

AND WHEREAS Hostopia wishes to receive from GFL, and GFL wishes to provide to Hostopia, computer programming and other services;

NOW THEREFORE in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
Services

a.
GFL shall provide the Programming and Support Services, (as defined below), unless otherwise agreed to in writing by Hostopia.

b.
"Programming and Support Services" means the computer programming and other services provided by GFL to Hostopia and includes:

i.
providing qualified Contractors to complete the computer programming code (in both object and source code form) in accordance with specifications provided by Hostopia from time to time in Work Orders (as defined below);

ii.
providing qualified Contractors to perform support and systems administration services in accordance with specifications provided by Hostopia from time to time in Work Orders or otherwise; and

iii.
performing any task requested by Hostopia, acting reasonably, to satisfy the intention of this Agreement.

  c.
  "Work Orders" means the programming specifications required by Hostopia and agreed to in writing by Hostopia and GFL. Upon receiving the signature of the parties hereto, each Work Order shall be incorporated into this Agreement. Any failure to meet the specifications or timelines of any Work Order shall be considered a breach of this Agreement and Hostopia shall be entitled to terminate this Agreement in accordance with Section 9.

2.
GFL's Obligations and Responsibilities

a.
GFL shall perform the Programming and Support Services in a professional, diligent and timely manner.

b.
GFL agrees to have, and maintain no less than one hundred (100) HD FTEQ Contractors.

c.
"Contractor" means an HD FT Contractor, HD PT Contractor, Secondary HD FT Contractor and Secondary HD PT Contractor, all as defined below.

d.
"Facility" means the facility located at: Kosmonavtov Str, 130-B Mykolayiv, 54001Ukraine.

e.
"HD FTEQ Contractor" means:

i.
an HD FT Contractor, or

ii.
the number of HD PT Contractors who, in the aggregate, provide no less than 2,000 hours of Programming and Support Services to Hostopia per year.

f.
"HD FT Contractor" means a person under a contract for services with GFL who:

i.
utilizes a Work Station (as defined in Schedule "A") at the Facility between the hours of 8:00 AM and 5:00 PM (Mykolaev local time);

ii.
provides no less than 160 hours of Programming and Support Services to Hostopia per month; and

iii.
does not work for any client other than Hostopia.

g.
"HD PT Contractor" means a person under a contract for services with GFL who:

i.
utilizes a Work Station at the Facility between the hours of 8:00 AM and 5:00 PM (Mykolaev local time);

ii.
provides less than 160 hours of Programming and Support Services to Hostopia per month; and

iii.
does not work for any client other than Hostopia.

h.
"Secondary HD FT Contractor" means a person under a contract for services with GFL who:

i.
utilizes a Work Station at the Facility between the hours of 5:00 PM and 8:00 AM (Mykolaev local time);

ii.
provides no less than 160 hours of Programming and Support Services to Hostopia per month; and

iii.
does not work for any client other than Hostopia.

i.
"Secondary HD PT Contractor" means a person under a contract for services with GFL who:

i.
utilizes a Work Station between the hours of 5:00 PM and 8:00 AM (Mykolaev local time);

    ii.
    provides less than 160 hours of Programming and Support Services to Hostopia per month; and

    iii.
    does not work for any client other than Hostopia.

3.
Fees.

a.
In consideration for the provision of Programming and Support Services by GFL, Hostopia shall pay to GFL, subject to any discounts, the fees described in Schedule "A" within fifteen (15) days of receipt of a correct and accurate invoice.

b.
The parties agree that effective on each of January 1, 2007, January 1, 2008 January 1, 2009, and January 1, 2010 the Over-Head Contribution/Month fees payable by Hostopia set out in Schedule "A" then effective ("Existing Fees"), shall increase by an mount equal to the Existing Fees, multiplied by the lesser of A) the Annual Ukrainian Inflation Rate (as defined below) and B) 10%.

c.
"Annual Ukrainian Inflation Rate" means the annual rate of inflation in Ukraine, for the immediately preceding calendar year ended December 31, as reported by the International Monetary Fund or other organization mutually acceptable to the parties.

4.
Covenants, Representations and Warranties — GFL.

a.
GFL hereby covenants, represents and warrants to Hostopia, as follows, and confirms that Hostopia is relying upon the accuracy of each of such covenants, representations and warranties in connection with this Agreement:

i.
GFL shall, and shall cause its officers, employees and contractors, to comply at all times with applicable laws and regulations in Ukraine or otherwise, including obtaining all licenses and permits necessary to perform their obligations hereunder, at their sole cost and expense and further including compliance with all applicable privacy protection laws including without limitation Ontario's Personal Information Protection and Electronic Documents Act, and shall not engage in any activity that is prohibited by the Foreign Corrupt Practices Act of the United States of America;

ii.
GFL shall pay all Ukrainian or other applicable taxes when due and payable, and shall file all documents required by the Ukrainian government or otherwise, accurately and on time;

iii.
GFL shall not use, copy, modify or repurpose the Intellectual Property for any purpose not authorized by Hostopia during the term of this Agreement and thereafter, such covenant to survive termination of this Agreement;

iv.
GFL shall, during the times specified, provide the numbers of HD FTEQ Contractors specified in Section 2 above;

v.
GFL shall enter into an agreement with Hostopia and each of its Contractors, employees, independent contractors, consultants, agents, and representatives, which establishes Hostopia's sole ownership rights in the Intellectual Property and Work Product, such agreements to be in accordance with, and substantially similar to, Schedule "B" attached hereto ("IP Rights Agreement"). GFL shall not permit any Contractor to perform any Programming and Support Services where GFL has not delivered such an agreement, duly signed by such Contractor, to Hostopia. GFL shall obtain, at its expense, any notarial seal or stamp or other evidence as may be required to validate such agreement in Ukraine. GFL shall provide Hostopia with a report each month, with evidence confirming that all Contractors have signed the IP Rights Agreement.

    vi.
    GFL shall provide Hostopia with quarterly reports on March 1, June 1, September 1, December 1, of each year, that include the following information:

    A)
    taxes paid to any government;

    B)
    any fees paid, or filings made, to any government;

    C)
    number of hours, and times of day worked by each Contractor;

    D)
    total billable hours per Contractor;

    E)
    total number of Work Stations;

    F)
    if not provided to Hostopia earlier, for each Contractor i) a private entrepreneur registration certificate when available, ii) a copy of the agreement signed by GFL and each Contractor indicating the amount of remuneration and the services provided, and iii) a copy of bank documents evidencing the payment of a monthly uniform tax.

    G)
    a certificate in writing signed by the directors and officers of GFL stating that GFL:

    a.
    has paid all taxes when due and payable;

    b.
    has filed all documents required by the Ukrainian government or otherwise, accurately and on time;

    c.
    its directors, officers and employees have complied with applicable laws and regulations in Ukraine or otherwise with regard to GFL's operations; and

    d.
    its directors, officers and employees have not engaged in any activity that is prohibited by the Foreign Corrupt Practices Act of the United States of America with regard to GFL's operations.

    H)
    total number of Work Stations.

5.
Indemnification.

  GFL SHALL INDEMNIFY AND HOLD HARMLESS HOSTOPIA, ITS DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS (EACH AN "INDEMNIFIED PERSON"), AGAINST ANY LOSS, DEMAND, CAUSE OF ACTION, DAMAGE, CLAIM, EXPENSE (INCLUDING REASONABLE LEGAL FEES) OR LIABILITY (COLLECTIVELY, "INDEMNIFIABLE LOSSES") ARISING FROM OR IN CONNECTION WITH (I) HOSTOPIA'S USE AND/OR OPERATION OF THE SERVICES (II) GFL'S BREACH OF THIS AGREEMENT; (III) TAXES OWING OR PAYABLE BY GFL OR ANY OF ITS DIRECTORS, OFFICERS EMPLOYEES, CONTRACTORS, CONSULTANTS OR AGENTS TO ANY FEDERAL, PROVINCIAL, STATE, LOCAL GOVERNMENT, GOVERNMENTAL SUBDIVISION OR TAXING AUTHORITY; OR (IV) ANY CLAIM BY A THIRD PARTY ARISING OUT OF OR IN CONNECTION WITH HOSTOPIA'S USE OF OR INABILITY TO USE THE SERVICE OR ANY PORTION THEREOF OR ANY WORK PRODUCT OR ANY PORTION THEREOF; PROVIDED THAT THE OBLIGATION TO INDEMNIFY PURSUANT TO THIS PROVISION SHALL NOT APPLY TO INDEMNIFIABLE LOSSES ARISING FROM WILFUL MISCONDUCT, FRAUD OR GROSS NEGLIGENCE OF AN INDEMNIFIED PERSON.

6.
Limitation of Liability.

  IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES, SHAREHOLDERS, DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES, REPRESENTATIVES AND AGENTS HAVE ANY LIABILITY TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL CLAIMS, LOSSES OR DAMAGES OF ANY KIND (INCLUDING BUT NOT LIMITED TO ANY DAMAGES OR EXPENSES FOR ANY: LOSS OF USE; LOST PROFITS, BUSINESS, OPPORTUNITY, OR DATA; COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES; AND, BUSINESS INTERRUPTION) WHETHER BASED ON CONTRACT (INCLUDING UNDER INDEMNITY), TORT (INCLUDING NEGLIGENCE) ARISING AT COMMON LAW, UNDER STATUTE, BY MEANS OF STRICT LIABILITY OR ARISING UNDER ANY OTHER LEGAL THEORY (INCLUDING UNDER CRIMINAL LAW). IN ANY EVENT, OTHER THAN THE INDEMNITY SET OUT IN SECTION 5, EACH PARTY'S ENTIRE LIABILITY, AND THE OTHER PARTY'S SOLE REMEDY, WITH RESPECT TO ANY DAMAGES FROM ANY CAUSE WHATSOEVER SHALL NOT EXCEED AN AMOUNT EQUAL TO THE FEES PAID BY HOSTOPIA FOR THE PROGRAMMING AND SUPPORT SERVICES IN THE MONTH IN WHICH THE ACT OR OMISSION THAT GAVE RISE TO THE LIABILITY OCCURRED.

7.
Intellectual Property Ownership.

  Hostopia shall retain all ownership rights, title and interest in and to all of its Intellectual Property (as defined in Section 8.a. below).

8.
Intellectual Property.

a.
"Intellectual Property" means all rights in the nature of intellectual property and includes without limitation all statutory and other proprietary rights, and applications, registrations or filings for rights, in respect of trademarks, patents, circuit layout, copyrights, designs, Trade Secrets (as defined below), Confidential Information (as defined below) Work Product (as defined below), know how, domain registrations and sales information and leads, software of any kind including executable files, source code firmware and binary software, documentation, algorithms, processes and other information owned by Hostopia.

  b.
  GFL agrees, acknowledges and warrants and represents that Hostopia shall have the right to use, copy, modify and translate the Work Product in any manner in their sole discretion and the rights assigned to Hostopia hereunder shall give Hostopia and any third party designated by Hostopia, the unlimited right to manufacture, sell, sublicense or otherwise use or exploit the Work Product, by any method in which Hostopia, whether now known or hereafter invented or devised, and to use any trademarks, trade names or labels in connection therewith.

  b.
  GFL shall maintain in strict confidence, and not use or disclose except pursuant to written instructions from Hostopia, any Trade Secret (as defined below) of Hostopia, for so long as the pertinent data or information remains a Trade Secret, provided that the obligation to protect the confidentiality of any such information or data shall not be excused if such information or data ceases to qualify as a Trade Secret as a result of the acts or omissions of GFL.

  c.
  GFL shall maintain in strict confidence and, except as necessary to perform their duties hereunder, not use or disclose any Confidential Information (as hereinafter defined) during the term of this Agreement and for a period of five (5) years thereafter.

  a.
  "Work Product" means all original works that result from the performance by GFL of its duties hereunder including without limitation all notes, drawings, designs, technical data, circuit layout or topography, know how, works of authorship, derivative works, firmware, software, source code, ideas, improvements, inventions, innovations, material, information, work or product authored, conceived, created, discovered, invented, written or first reduced to practice provided in connection with this Agreement. GFL hereby transfers and assigns, and covenant to transfer and assign, to Hostopia in perpetuity all proprietary rights, including all rights in the nature of Intellectual Property, it may have now, at any time and from time to time in the Work Product and shall waive all moral rights with respect thereto. GFL covenants and agrees to execute and deliver to Hostopia such documents and further assurances as may be necessary from time to time to more fully evidence and effect such transfer and assignment. Should Hostopia elect to register claims of copyright to any such works, GFL will, at the expense of Hostopia, do such things, sign such documents and provide such reasonable cooperation as is necessary for Hostopia to register such claims, and obtain, protect, defend and enforce such proprietary rights. GFL shall not register any claims for Intellectual Property rights protection with respect to any such works without Hostopia's prior written consent. GFL shall have no right to use any trademarks or proprietary marks of Hostopia without the express, prior written consent of Hostopia regarding each use. GFL hereby appoints Hostopia as its true and lawful attorney-in-fact with the right to execute assignments of and to register any and all rights to the Work Product if GFL is for any reason unavailable.

  b.
  GFL agrees that, if any Contractor, employee, independent contractor, consultant, agent, and/or other representative of GFL, in the course of performing services for Hostopia, and/or at any time, incorporates any work, software of any kind including source code, improvement, invention, development, concept, discovery, or other proprietary information into the Work Product, where the Intellectual Property rights therein are not transferred or assigned to Hostopia for any reason, Hostopia shall have, and GFL shall obtain for Hostopia forthwith, a non-exclusive, irrevocable, royalty-free, perpetual, transferable and worldwide license, including the right to sublicense, to use the Work Product in any manner desired by Hostopia without restriction or accounting to GFL, including, without limitation, the right to make, have made, sell, offer for sale, rent, lease, import, copy, create derivative works, display, translate, modify, perform, and distribute such Work Product, and which license will be in favour of Hostopia and binding on the Contractor and any third party who holds rights in the nature of Intellectual Property in such proprietary information. To the extent the Work Product is not already the property of Hostopia and is not assignable, GFL hereby grants and agrees to grant Hostopia under any and all Intellectual Property rights it may have in the Work Product, a non-exclusive, irrevocable, royalty-free, perpetual, transferable and worldwide license, including the right to sublicense, to use the Work Product in any manner desired by Hostopia without restriction or accounting to GFL, including, without limitation, the right to make, have made, sell, offer for sale, rent, lease, import, copy, create derivative works, translate, display, perform, and distribute such Work Product.

  d.
  In the event GFL violates or threatens to violate the provisions of this Section 8, damages at law will be an insufficient remedy and Hostopia shall be entitled to equitable relief including but not limited to injunction, monetary damages, punitive damages, and specific liquidated damages in the amount that GFL has been paid by Hostopia in accordance with this Agreement. In addition, other remedies or rights shall be available to Hostopia and no bond or security will be required in connection with such equitable relief.

  e.
  The existence of any claim or cause of action that GFL may have against Hostopia will not at any time constitute a defense to the enforcement by Hostopia of the restrictions or rights provided by this Section 8.

  i.
  "Trade Secret" shall mean any information, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a plan, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

    ii.
    "Confidential Information" shall mean any nonpublic information of a competitively sensitive or personal nature, other than Trade Secrets, acquired by GFL in connection with performing services for Hostopia, including (without limitation) all information prepared by GFL for Hostopia, Work Orders (and instructions relating thereto), oral and written information concerning Hostopia's financial information and results of operations (revenues, margins, assets, net income, etc.)), annual and long-range business plans, marketing plans and methods, account invoices, oral or written customer information, and personnel information.

9.
Term and Termination.

  This Agreement shall:

  (a) commence on the Effective Date, and continue for a period of twelve (12) months (the "Initial Term"); and

  (b) following the end of the Initial Term, continue to renew automatically for periods of twelve (12) months;

  unless and until terminated in accordance with this Section 9.

  This Agreement may be terminated by:

  a.
  either party upon twenty-one (21) days written notice if the other party breaches any of its obligations hereunder and the breaching party fails to cure such breach within seven (7) days after receipt of notice of such breach;

  b.
  Hostopia, in its sole discretion, upon no less than thirty (30) days written notice to GFL; or

  c.
  GFL, in its sole discretion, upon not less than twelve (12) months written notice at any time following June 30, 2010.

  In the event of termination of this Agreement, GFL shall return to Hostopia any Hostopia property including without limitation Hostopia's Intellectual Property.

  GFL acknowledges and agrees that damages may not be an adequate remedy to compensate Hostopia for any breach of GFL's obligations contained in this Agreement, and accordingly GFL agrees that in addition to any and all other remedies available, Hostopia shall be entitled to obtain relief by way of a temporary or permanent injunction to enforce the obligations contained in this Agreement.

10.
Insurance.    GFL shall, at its own expense, immediately obtain and maintain in effect both general liability insurance and errors and omissions insurance policies, issued by a reputable insurer approved by Hostopia (which approval shall not be unreasonable withheld or delayed) and naming Hostopia as an additional insured on GFL's commercial general liability policy, with commercial general liability coverage of at least Cdn.$2,000,000.

11.
Severable Provisions.

  The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially enforceable provision to the extent enforceable, shall nevertheless be binding and enforceable.

12.
Binding Agreement.

  The rights and obligations of Hostopia under this Agreement shall enure to the benefit of and shall be binding upon the successors and assigns of Hostopia. The rights, obligations and duties of GFL hereunder may not be assigned without Hostopia's prior written consent.

13.
Relationship of Parties.

  Hostopia and GFL are independent contractors. GFL is not, and shall not claim to be, a legal agent, representative, partner, franchise or employee of Hostopia, and GFL shall not have the right or authority to contract in the name of Hostopia, nor shall it assume or create any obligations, debts, accounts or liabilities for Hostopia.

14.
Assignment.

  GFL shall not, without the approval in writing of Hostopia which can be unreasonably withheld, assign or transfer its interest in this Agreement. Any purported assignment in contravention of this Section 13 shall be void.

15.
Notices.

  Any notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and delivered when delivered by email or facsimile to the recipient at the following address or facsimile number, or to such other email address or facsimile number subsequently provided in writing by such recipient:

  If to Hostopia:
  Hostopia.com Inc.
  5915 Airport Road
  Mississauga, Ontario
  Canada L4V 1T1

  If to GFL:GeeksForLess Inc.
  5915 Airport Road, Suite 110
  Mississauga, Ontario,
  Canada L4V 1T1

16.
Waiver.

  Any party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions as to future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the waiver by a party of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to him or it under the circumstances.

17.
Governing Law.

  This Agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, excluding their rules governing conflicts of laws. The parties irrevocably attorn to the non-exclusive jurisdiction of the courts of Toronto, Ontario in respect of any disputes arising under this Agreement.

18.
Legal Advice.

  Every party, and where appropriate the duly authorized representatives of a party, hereby acknowledges that (i) they have reviewed and fully understand the terms and binding effect of this Agreement, (ii) they accept the terms herein voluntarily and without duress or compulsion, and (iii) each has been advised of the right to obtain independent legal and other advice in connection with the execution of this Agreement, and have either obtained or hereby waive the obtaining of such advice.

19.
Benefit of Subsidiaries.

  For purposes of this Agreement "Hostopia" shall include Hostopia and all of its subsidiaries.

20.
Currency.

  Except where otherwise expressly provided, all amounts in this Agreement are stated and will be paid in the lawful currency of the United States of America.

21.
Captions and Section Headings.

  The various captions and section headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of any of the provisions of this Agreement.

22.
Entire Agreement.

  With respect to its subject matter, this Agreement constitutes the entire understanding of the parties superseding all prior agreements, understandings, negotiations and discussions between them whether written or oral, and there are no other understandings, representations, warranties or commitments with respect thereto.

  IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

HOSTOPIA.COM INC.
Per:	/s/ HOWARD BELL Howard Bell

GEEKSFORLESS INC.
Per:	/s/ IGOR NIKOLAICHUK Igor Nikolaichuk

[SERVICES AGREEMENT]

SCHEDULE "A"

Fees

  HD FT Contractors

Contractor Category	Over-Head Contribution/Month	Wage Contribution/Month

HD FT Contractor	$388.00	[To Be Determined Monthly]

Secondary HD FT Contractor	$281.30	[To Be Determined Monthly]

  HD PT Contractors

Contractor Category	Over-Head Contribution/Month	Wage Contribution/Month

HD PT Contractor	$1.99 multiplied by actual number of hours worked	[To Be Determined Monthly]

Secondary HD PT Contractor	$1.44 multiplied by actual number of hours worked	[To Be Determined Monthly]

Wage, Income Tax, Pension and Insurance Contribution/Month

Hostopia shall pay GFL the Wage Contribution amount per Contractor, upon receipt of evidence satisfactory to Hostopia that such amounts are payable to the respective contractors.

One-Time Fees

Hostopia shall pay a one-time fee of $1954.00 for each Work Station (defined below) that is purchased by GFL for the sole use of Primary HD FT Contractors and Primary HD PT Contractors, as approved in advance in writing by Hostopia.com Inc.

"Work Station" means the desk, computer and other infrastructure required to support Contractors.

Discounts

Hostopia shall receive a discount equal to $100.00 multiplied by the aggregate number of HD FT Contractors and HD PT Contractors, not to exceed $3,200 per invoice, which will be deducted from each monthly invoice, until such aggregate discount is equal to the amount of $70,400.00.

SCHEDULE "B"

Intellectual Property Rights Agreement

IS BETWEEN the undersigned ("Contractor") and Hostopia.com Inc. ("Hostopia"),

WHEREAS the Contractor has entered into an agreement for services ("Independent Contractor Agreement") with GEEKSFORLESS INC. ("GFL");

AND WHEREAS, the Contractor wishes to provide computer programming and other related services through GFL to GFL's customer, Hostopia in accordance with an agreement between Hostopia and GFL dated the 1st day of July, 2005 (the "Services Agreement");

AND WHEREAS, for good and valuable consideration, including without limitation the opportunity to participate in GFL's performance of its obligations for Hostopia, the sufficiency of which consideration is mutually acknowledged, the Contractor hereby acknowledges and agrees to the following terms and conditions:

DEFINITIONS

1.
In this agreement, the following words and phrases shall have the following meanings unless the context otherwise requires:

a)
"Business Opportunities" means potential business ventures of all kinds, including acquisitions, sales, business arrangements and other transactions and opportunities for new markets, products and services which have been disclosed to, investigated, studied or considered by Hostopia or by others on behalf of Hostopia;

b)
"Confidential Information" means information known or used by Hostopia in connection with its business including but not limited to any formula, design, prototype, compilation of information, data, program, code, method, technique or process, information relating to any product, device, equipment or machine, Customer Information, Financial Information, Marketing Information, Intellectual Property, Business Opportunities, or Research and Development, but does not include any of the foregoing which was known to the Contractor prior to its providing services to Hostopia or which is or becomes a matter of Public Knowledge other than due to the gross negligence or misconduct of the Contractor;

c)
"Customer Information" means information pertaining to Hostopia's customers, customer base and markets, including customer names and addresses and the names of employees of customers with whom Hostopia is in contact, customer requirements and Hostopia's contracts with its customers, including details about pricing and supply and shall also be deemed to mean and include confidential information which may be the property of the customer and provided to Hostopia by the customer on terms and conditions which require Hostopia and its employees to retain such confidential information in confidence;

  d)
  "Developments" includes any and all inventions, designs, works, creations, developments, software, programs, codes, source code, firmware, drawings, sketches, notes, compilations of information, analyses, experiments, data, formula, methods, processes, techniques, prototypes, products, samples, made or created by the Contractor alone or jointly with others at any time during the term of the Services Agreement or which result from tasks assigned to the Contractor by GFL and Developments includes any modifications or improvements made or created by the Contractor thereto;

  e)
  "Financial Information" means information pertaining to Hostopia's costs, sales, income, profit, profitability, pricing, salaries and wages;

  f)
  "Intellectual Property" means any and all rights in the nature of intellectual property and includes without limitation all statutory and other proprietary rights, and applications, registrations or filings for rights, in respect of trademarks, patents, circuit layout, copyrights, designs, Confidential Information, Developments, Marketing Information, know how, domain registrations and sales information and leads, software of any kind including executable files, source code firmware and binary software, documentation, algorithms, processes and other information.

  g)
  "Marketing Information" means information including but not limited to Hostopia's marketing programs, plans, strategies and proposed future products, services, advertising and promotions;

  h)
  "Public Knowledge" means information that is generally known in the trade or business in which Hostopia is engaged, or is otherwise easily accessible through lawful, non-confidential sources;

  i)
  "Research and Development" means information pertaining to any research, development, investigation, study, analysis, experiment or test carried on or proposed to be carried on by Hostopia; and

  j)
  "Domain Name" means any domain name that is registered by the Contractor during the term of the Services Agreement that would not have been registered by the Contractor had the Contractor not been provided with Confidential Information.

ACKNOWLEDGMENTS

2.
The Contractor acknowledges that:

  a)
  during the term of the Services Agreement the Contractor will be exposed to and will have an opportunity to learn or otherwise become aware of Confidential Information;

  b)
  the Confidential Information is a valuable asset which is the property of Hostopia exclusively, the unauthorized use or disclosure of which would cause very serious harm to the economic interests of Hostopia;

  c)
  it is important to Hostopia that the Confidential Information remain the exclusive confidential property of Hostopia and that it not be used or disclosed except in accordance with the knowledge and consent of Hostopia and in Hostopia's best interest; and

  d)
  the term "Hostopia" includes any previous, current or future subsidiary, partner or affiliate of Hostopia.

CONFIDENTIAL INFORMATION TO BE KEPT IN CONFIDENCE

3.
The Contractor agrees that at all times during the term of the Services Agreement and at all times following termination thereof,

a)
the Contractor shall hold in confidence and keep confidential all Confidential Information;

b)
the Contractor shall not directly or indirectly use any Confidential Information except in the course of performing duties as an Contractor of GFL with the knowledge and consent of GFL in GFL's interests; and

c)
the Contractor shall not directly or indirectly disclose any Confidential Information to any person or entity, except in the course of performing duties as a contractor of GFL with the knowledge and consent of Hostopia in Hostopia's interests.

4.
Nothing in this agreement shall prevent the Contractor following termination of the Services Agreement by GFL or the Contractor from making use of or disclosing,

a)
any Confidential Information other than Customer Information, which lawfully is, or lawfully becomes, a matter of Public Knowledge;

b)
any Confidential Information of which the Contractor had specific knowledge prior to entering into the Services Agreement, except to the extent that such Confidential Information has become the property of Hostopia under paragraphs 6, 7 or 8 herein; or

c)
any Confidential Information of which the Contractor obtains specific knowledge following termination of the Services Agreement from a third party, unless the third party obtained such Confidential Information directly or indirectly from an individual in violation of any duty of confidence owed to Hostopia; provided that the Contractor is able to prove the existence of the circumstances referred to in subparagraphs 4(a), 4(b), and 4(c) herein.

RETURN OF PROPERTY AND MATERIALS UPON TERMINATION

5.
Upon termination of the Services Agreement, the Contractor shall promptly deliver to GFL all Hostopia property, including without limitation, documents, manuals, lists, data, records, computer programs, codes, materials, prototypes, products, samples, analyses, reports, equipment, tools and devices and any other materials relating or pertaining to Hostopia's business or containing or pertaining to any Confidential Information, including any copies or reproductions of the same.

OWNERSHIP OF DEVELOPMENTS AND DOMAIN NAMES

6.
Any and all Developments and all rights in the nature of Intellectual Property therein shall be and remain the exclusive property of Hostopia.com Inc. ("Hostopia") and the Contractor shall retain no right, title or interest therein even though the Contractor may have created or contributed to the creation of any of the Developments; and Hostopia shall have the sole and exclusive right, title and interest in and to the Developments, which right shall continue notwithstanding the termination of the Services Agreement.

7.
Any Domain Name shall be and remain the exclusive property of Hostopia and the Contractor shall have no right, title or interest therein. Any Domain Name registered in the name of the Contractor shall be held in trust for Hostopia by the Contractor and Hostopia shall have the sole and exclusive right, title and interest in and to the Domain Name, which right shall continue notwithstanding the termination of the Services Agreement. The Contractor hereby authorizes Hostopia, on the Contractor's behalf, to alter the administrative contact or ownership information held by the registrar of a Domain Name.

ASSIGNMENT OF RIGHTS

8.
The Contractor hereby transfers and assigns to Hostopia any and all right, title and interest that the Contractor may have in and to the Developments and in any patent, copyright, industrial design, trade mark and any other Intellectual Property right pertaining to the Developments which the Contractor may have by virtue of having created, made, conceived or contributed to any such Developments. The Contractor further agrees to maintain at all times adequate and current records relating to the creation and development of the Developments, which records shall be and shall remain the property of Hostopia.

INTELLECTUAL PROPERTY PROTECTION

9.
Hostopia alone shall have the right to apply for, prosecute and obtain patents and copyright, industrial design and trade mark registrations and any other registrations, applications for or grants of Intellectual Property rights or rights analogous thereto in any and all countries throughout the world in respect to the Developments and the Contractor agrees to execute on demand, whether during or subsequent to termination of the Services Agreement, any applications, transfers, assignments and other documents as Hostopia may consider necessary or desirable from time to time for the purpose of obtaining, maintaining or vesting in or assigning to Hostopia absolute title to any such Intellectual Property rights, including without limitation patents, copyright, industrial design or trade mark or registrations, in the Developments, or for the purpose of applying for, prosecuting, obtaining or protecting any such Intellectual Property rights, including without limitation patents, copyright, industrial design or trade mark registrations in any and all countries of the world; and the Contractor further agrees to cooperate and assist in every way possible in the prosecution and protection of any such applications and the rights granted in respect thereof.

10.
The Contractor agrees that Hostopia, its assignees and their licensees are not required to designate the Contractor as the author of any Developments. The Contractor hereby waives in whole all moral rights which the Contractor may have in the Developments, including the right to the integrity of the Developments, the right to be associated with the Developments, the right to restrain or claim damages for any distortion, mutilation or other modification of the Developments, and the right to restrain use or reproduction of the Developments in any context and in connection with any product, service, cause or institution.

11.
Listed in Exhibit A to this Agreement are those works and inventions created by the Contractor, alone or jointly with others, prior to entering into the Services Agreement, which are exempt from the operation of this Agreement. If nothing is listed in Exhibit A, the Contractor represents that the Contractor has made no such works or inventions as of the date of this Agreement.

NO CONFLICTING OBLIGATIONS

12.
The Contractor acknowledges and represents to Hostopia that it shall not breach any agreement or other obligation to keep confidential the proprietary information of any other person or entity. The Contractor acknowledges and represents that the Contractor is not bound by any agreement or obligation with any third party which conflicts with any of the Contractor's obligations under this Agreement.

13.
The Contractor represents and agrees that the Contractor shall not use any trade secrets, confidential information and other proprietary information of any other person or entity. The Contractor represents and agrees that in the Contractor's work creating Developments the Contractor will not knowingly infringe the Intellectual Property rights, including copyright, of any third party.

ENFORCEMENT

14.
The Contractor acknowledges and agrees that damages may not be an adequate remedy to compensate Hostopia for any breach of the Contractor's obligations contained in this Agreement, and accordingly the Contractor agrees that in addition to any and all other remedies available, Hostopia shall be entitled to obtain relief by way of a temporary or permanent injunction to enforce the obligations contained in this Agreement.

CHANGE OF EMPLOYMENT

15.
The Contractor agrees that prior to commencing employment with any other company following termination of the Services Agreement, the Contractor shall disclose to such other company the terms of this Agreement.

EFFECT OF TERMINATION

16.
The terms of this Schedule "A" to the Agreement shall be binding upon the Contractor during the term of the Services Agreement and shall survive the termination thereof.

IN WITNESS WHEREOF, the Contractor has executed this Agreement effective as of July 1, 2005.

Signature:

Print Name:

Exhibit A

To: HOSTOPIA.COM INC.

The following is a complete list of all works and inventions relative to the subject matter that I created prior to entering into the Services Agreement with GEEKSFORLESS INC.:

        [            ] No works and inventions.

        [            ] See below:

        [            ] Additional sheets attached.

QuickLinks

SERVICES AGREEMENT
SCHEDULE "A" Fees
SCHEDULE "B" Intellectual Property Rights Agreement
Exhibit A